CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 14 to the Registration Statement on Form N-4 (No. 333-185840) (the “Registration Statement”) of our report dated April 25, 2023 relating to the statutory basis financial statements of American General Life Insurance Company and consent to the incorporation by reference in the Registration Statement of our report dated April 25, 2023 relating to the the financial statements of each of the subaccounts of Variable Separate Account indicated in our report. We also consent to the references to us under the headings “Financial Statements” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

April 28, 2023